PURCHASE AGREEMENT

Springboro, Ohio

      This AGREEMENT, entered into effective as of the 12th of May, 1998.

l. Parties. Seller is AEI Real Estate Fund XVIII Limited Partnership and AEI Real Estate 86-A Limited Partnership ("Seller"). Seller holds an undivided 100% interest in the fee title to that certain real property legally described in the attached Exhibit "A" (the "Property"). Buyer is Unlimited Development, P.L.L., a general partnership having limited liability organized under the laws of the state of Ohio, ("Buyer"). Seller wishes to sell and Buyer wishes to buy the Property.

2. Property. The Property to be sold to Buyer in this transaction is legally described on Exhibit A attached hereto, subject to all easements, covenants, conditions, restrictions and agreements of record that do not affect marketability of title or affect adversely the use of the Property ("Permitted Exceptions"), subject to the provisions of Buyer review of title as set forth below in paragraph 8.

3. Purchase Price. The purchase price for this Property is $400,000.

4. Terms. The purchase price for the Property will be paid by Buyer as follows:

      (a) Upon receipt of an executed copy of this Agreement, Buyer will Deposit $10,000 (the "First Payment") with Escrowee Lawyer's Title of Cincinnati, Inc. The First Payment will be credited against the purchase price when and if escrow closes and the sale is completed, or otherwise disbursed pursuant to the terms of this Agreement.

     (b) Buyer will pay the balance of the purchase price for the Property, $390,000 in cash or good funds (the "Second Payment") at closing to the ("Escrowee") who shall close the transaction according to the terms hereof.

5.   Closing Date.  Escrow shall close on or before June 1, 1998.

6. Due Diligence. Buyer will have until May 25, 1998 (the "Review Period"), to conduct all of its inspections and due diligence and satisfy itself regarding title to the Property, and to inspect the Property. Buyer agrees to indemnify and hold Seller harmless for any loss or damage to the Property or persons caused by Buyer or its agents arising out of such physical inspections of the Property. Buyer expressly acknowledges that the sale of the Property as provided for herein is made on an "AS IS" basis, and such provision shall survive closing.

     Delivered to Buyer herewith upon execution by Seller are the following documents such as are in Seller's possession. Seller makes no independent representation or warranty as to the accuracy of the information supplied herewith prepared by third parties; however, Seller does not know that such information is inaccurate.

     (A) All environmental studies and reports in the possession of Seller;
     (B) A copy of the existing survey of the Property in the possession of Seller;
     (C) A copy of the existing title policy in the possession of Seller;

      On or before May 18, 1998, after the execution and delivery of this Agreement, Seller shall deliver to Buyer the following:

     (A)  The title commitment referenced in paragraph 8 below;
     (B) A revised survey prepared in accordance with ALTA survey standards by a surveyor reasonably acceptable to Buyer;
     (C) Any contracts, leases, permits, and licenses (in the possession of Seller, if any) affecting the Property.

      In the event that Buyer does not close on this transaction, all reasonable costs which Seller has incurred with respect to updating title and survey shall be reimbursed to Seller by Buyer immediately upon presentation of reasonable evidence of such costs.

      Buyer may cancel this agreement for ANY REASON in its sole discretion by delivering a cancellation notice by certified mail, return receipt requested, or by personal delivery to Seller and escrow holder before the expiration of the Review Period. Such notice shall be deemed effective when transmitted (as defined by Subparagraph 18(d)) to Seller. If this Agreement is not canceled as set forth herein, the First Payment shall be non-refundable unless Seller shall default hereunder.

      If Buyer cancels this Agreement as permitted under this Section, except for any title insurance and/or escrow cancellation fees and any liabilities under the first paragraph of Section 6 of this Agreement (which will survive), Buyer (after execution of such documents reasonably requested by Seller to evidence the termination hereof) shall be returned its First
Payment, and Buyer will have absolutely no rights, claims or interest of any type in connection with the Property or this transaction.

      Unless Seller shall be in default of any obligation hereunder, or this Agreement is canceled by Buyer pursuant to the terms hereof. If this Agreement is not canceled, all of Buyer's conditions and contingencies will be deemed satisfied.

7. Escrow. Escrow shall be opened by Buyer and the First Payment shall be deposited by Buyer with Escrowee Lawyer's Title of Cincinnati, Inc. ("Escrowee"). A copy of this Agreement will be delivered to the escrow holder and will serve as escrow instructions together with the escrow holder's standard instructions and any additional instructions required by the escrow holder to clarify its rights and duties (and the parties agree to sign these additional instructions). If there is any conflict between these other instructions and this Agreement, this Agreement will control.

8. Title. Closing will be conditioned on the commitment of a nationally recognized title company selected by Seller, subject to the approval of Buyer's lender or mortgagee, to issue an Owner's policy of title insurance, dated as of the close of escrow, in an amount equal to the purchase price, insuring that Buyer will own marketable and insurable fee simple title to the Property subject only to: the Permitted Exceptions as defined in paragraph 2 above; current real property taxes and assessments; and, survey exceptions.

      Buyer shall be allowed until the expiration of the Review Period for examination of the commitment and the making of any objections to marketability of title thereto, or that an exception to title adversely affects the use of the Property, said objections to be made in writing or deemed waived. Buyer shall provide Seller with a copy of said title commitment. If any objections thereto are so made by Buyer, the Seller shall be allowed ten (10) days to make such title marketable or cure Buyer's objections, or in the alternative to obtain a commitment for insurable title insuring over Buyer's objections. If Seller shall decide to make no efforts to make title marketable, or is unable to make title marketable or obtain insurable title, (after execution by Buyer of such documents reasonably requested by Seller to evidence the termination hereof) Buyer's First Payment shall be returned and this agreement shall be null and void and of no further force and effect. In such event, Buyer shall have no liability for the funds expended by Seller for all reasonable costs incurred with respect to updating title and survey as set forth in Paragraph 6 and Seller shall be responsible for all Escrow Fees charged in connection with this Agreement.

     Pending correction of title, the payments hereunder required shall be postponed, but upon correction of title and within ten
(10) days after written notice of correction to the Buyer, the parties shall perform this agreement according to its terms.

      If Buyer shall make no written objection to Seller within the Review Period setting forth Buyer's objections to the status of title, Buyer shall have been deemed to have waived any such objections.

9.   Closing  Costs.  Seller will pay the real property  transfer tax and conveyance fees and one-half of escrow fees, and any brokerage commissions payable except those brokerage commissions incurred by Buyer. Seller shall pay for the cost of issuing the title commitment, and will pay the cost of the title insurance premium for an Owner's policy, (if Buyer shall decide to purchase the same). Buyer shall pay all recording fees, one-half of the escrow fees, and the cost of any special endorsements to the title policy as may be required by Buyer. Each party will pay its own attorneys' fees and costs to document and close of this transaction.

10. Real Estate Taxes, Special Assessments and Prorations. Seller represents that all real estate taxes and installments of special assessments due and payable in all years prior to the year of Closing have been paid in full. Responsibility for real estate taxes and special assessments shall be prorated as of the date of closing based upon the most recently available tax bill with no readjustment for the taxes due for the year in which closing shall occur. All real estate taxes and special assessments due and payable in the years following the year in which closing occurs shall otherwise be the responsibility of Buyer.

11.  Seller's Representation and Agreements.

     (a)  Seller represents and warrants as of this date that:

     (i)  The Property is not subject to any leases.

    (ii)  It  is  not  aware  of  any  pending  litigation  or
condemnation  proceedings  against  the  Property   or   Seller's
interest in the Property that have not been disclosed to Buyer.

   (iii) Seller has not executed any contracts that would be binding on Buyer after the closing date.

    (iv) In addition to the acts and deeds recited herein and contemplated to be performed, executed, and delivered by Seller, Seller shall perform, execute and deliver or cause to be performed, executed, and delivered at the Closing or after the Closing, any and all further acts, deeds and assurances as Buyer or the Title Company may require and Buyer deems to be reasonable in order to consummate the transactions contemplated herein.

    (v) Seller has all requisite power and authority to consummate the transaction contemplated by this Agreement and has by proper proceedings duly authorized the execution and delivery of this Agreement and the consummation of the transaction contemplated hereby.

   (vi) To Seller's knowledge, neither the execution and delivery of this Agreement nor the consummation of the transaction contemplated hereby will violate or be in conflict with (a) any applicable provisions of law, (b) any order of any court or other agency of government having jurisdiction hereof, or (c) any agreement or instrument to which Seller is a party or by which Seller is bound.

  (vii) Seller agrees to indemnify and hold Buyer harmless from any and all claim of any persons or entities claiming a brokerage or other fee arising out of representation of Seller or through or on behalf of Seller.

      (b) Provided that Buyer performs its obligations when required, Seller agrees that it will not enter into any new contracts prior to the Closing Date that would materially affect the Property and be binding on Buyer after the Closing Date without Buyer's prior consent, which consent will not be unreasonably withheld or delayed.

      (c) The provisions of this paragraph (11) shall survive closing.

12.  Disclosures.

     (a) To the best of Seller's knowledge: the Property is not, and as of the Closing will not be, in violation of any federal, state or local law, ordinance or regulations relating to industrial hygiene or to the environmental conditions on, under, or about the Property including, but not limited to, soil and ground water conditions. To the best of Seller's knowledge: there is no proceeding or inquiry by any governmental authority with respect to the presence of Hazardous Materials on the Proper ty or the migration of Hazardous Materials from or to other property and there are no underground storage tanks on the
Property. Except as otherwise provided in this Agreement and except to the extent that Seller has knowledge of any hazardous substances or materials on or in connection with the Property which Seller is not disclosing to Buyer hereunder, Buyer agrees that Seller will have no liability of any type to Buyer or Buyer's successors, assigns, or affiliates in connection with any Hazardous Materials on or in connection with the Property either before or after the Closing Date.

      (b) Subject to Seller's representations contained in the Agreement, including subparagraph 12(a) above, Buyer agrees that it shall be purchasing the Property in its then present condition, as is, where is, and Seller has no obligations to con struct or repair any improvements thereon or to perform any other act regarding the Property, except as expressly provided herein.

      (c) Buyer acknowledges that, having been given the opportunity to inspect the Property as Buyer or its advisors shall request, Buyer is relying solely on its own investigation of the Property and not on any information provided by Seller or to be provided except as set forth herein. Buyer expressly acknowledges that, in consideration of the agreements of Seller herein, except as otherwise specified herein, Seller makes no war ranty or representation, express or implied, or arising by operation of law, including, but not limited to, any warranty or condition, habitability, tenantability, suitability for commercial purposes, merchantability, profitability or fitness for a particular purpose, in respect of the Property.

     The provisions (a) through (c) shall survive closing.


13.  Closing.

      (a) Before the Closing Date, Seller will deposit into escrow a standard Seller's Affidavit regarding liens and judgments and an executed limited warranty deed conveying insurable title of the Property to Buyer, subject to the Permitted Exceptions, and will provide Buyer with an affidavit that Seller is not a "foreign person", and a customary owner's affidavit requested by the Escrowee (limited where reflective of the state of Seller's knowledge and belief) for purposes of deleting the standard exceptions.

      (b) On or before the closing date, Buyer will deposit into escrow: the balance of the purchase price when required under paragraph 4; any additional funds required of Buyer, (pursuant to this agreement or any other agreement executed by Buyer) to close escrow. Both parties will sign and deliver to the escrow holder any other documents reasonably required by the escrow holder to close escrow.

      (c) On the closing date, if escrow is in a position to close, the escrow holder will: record the deed in the official records of the county where the Property is located; cause the title company to commit to issue the title policy; immediately deliver to Seller the portion of the purchase price deposited into escrow by cashier's check or wire transfer (less debits and prorations, if any); deliver to Seller and Buyer a signed coun terpart of the escrow holder's certified closing statement and take all other actions necessary to close escrow.

14. Defaults. If Buyer defaults, Buyer will forfeit all rights and claims and Seller will be relieved of all obligations and will be entitled to retain the First Payment heretofore paid by the Buyer. Such sum being agreed on as liquidated damages for the failure of Buyer to perform the duties, liabilities, and obligations imposed on it by the terms and provisions of this Agreement. Seller agrees to accept and take said cash payment as its total damages and relief and as Seller's sole remedy hereunder in such event.

     If Seller shall default, Buyer irrevocably waives any rights to file a lis pendens, a specific performance action or any other claim, action or proceeding of any type in connection with the Property or this or any other transaction involving the Property, and will not do anything to affect title to the Property or hin der, delay or prevent any other sale, lease or other transaction involving the Property (any and all of which will be null and void), unless: it has paid the First Payment, performed all of its other obligations and satisfied all conditions under this Agreement, and unconditionally notifies Seller that it stands ready to tender full performance, purchase the Property and close escrow as per this Agreement. Provided, however, that in no event shall Seller be liable for any punitive, consequential or speculative damages arising out of any default by Seller hereunder.

15.  Buyer's Representations and Warranties.

     Buyer represents and warrants to Seller as follows:

      (i) Buyer has all requisite power and authority to consummate the transaction contemplated by this Agreement and has by proper proceedings duly authorized the execution and delivery of this Agreement and the consummation of the transaction contemplated hereby.

      (ii) To Buyer's knowledge, neither the execution and delivery of this Agreement nor the consummation of the transaction contemplated hereby will violate or be in conflict with (a) any applicable provisions of law, (b) any order of any court or other agency of government having jurisdiction hereof, or (c) any agreement or instrument to which Buyer is a party or by which Buyer is bound.

      (iii) Buyer agrees to indemnify and hold Seller harmless from any and all claim of any persons or entities claiming a brokerage or other fee arising out of representation of Buyer.

16.  Damages, Destruction and Eminent Domain.

      (a) If, prior to closing, the Property or any part thereof be destroyed or further damaged by fire, the elements, or any cause, due to events occurring subsequent to the date of this Agreement to the extent that the cost of repair exceeds $10,000 this Agreement shall become null and void, at Buyer's option exercised, if at all, by written notice to Seller within ten (10) days after Buyer has received written notice from Seller of said destruction or damage, and the First Payment shall be returned to Buyer. Seller, however, shall have the right to adjust or settle any insured loss until (i) all contingencies set forth in Paragraph 6 hereof have been satisfied, or waived; and (ii) any ten day period provided for above in this Subparagraph 16 (a) for Buyer to elect to terminate this Agreement has expired or Buyer has, by written notice to Seller, waived Buyer's right to terminate this Agreement. If Buyer elects to proceed and to consummate the purchase despite said damage or destruction, there shall be no reduction in or abatement of the purchase price, and Seller shall assign to Buyer the Seller's right, title, and interest in and to all insurance proceeds resulting from said damage or destruction to the extent that the same are payable with respect to damage to the Property. If the cost of repair is less than $10,000.00, Buyer shall be obligated to otherwise perform hereunder with no adjustment to the Purchase Price, reduction or abatement, and Seller shall assign Seller's right, title and interest in and to all insurance proceeds.

      (b) If, prior to closing, the Property, or any part thereof, is taken (other than as disclosed in writing to Buyer prior to the date of this Agreement) by eminent domain, this Agreement shall become null and void, at Buyer's option. If Buyer elects to proceed and to consummate the purchase despite said taking, there shall be no reduction in, or abatement of, the purchase price, and Seller shall assign to Buyer all the Seller's right, title, and interest in and to any award made, or to be made, in the condemnation proceeding.

      In the event that this Agreement is terminated by Buyer as provided above in Subparagraph 16a or 16b, the First Payment shall be immediately returned to Buyer (after execution by Buyer of such documents reasonably requested by Seller to evidence the termination hereof). In such event, Buyer shall have no liability for the funds expended by Seller for all reasonable costs incurred with respect to updating title and survey as set forth in Paragraph 6 and Seller shall be responsible for all Escrow Fees charged in connection with this Agreement.

17. Cancellation If any party elects to cancel this Contract because of any breach by another party, the party electing to cancel shall deliver to escrow agent a notice containing the address of the party in breach and stating that this Contract shall be canceled unless the breach is cured within 13 days following the delivery of the notice to the escrow agent. Within three days after receipt of such notice, the escrow agent shall send it by United States Mail to the party in breach at the address contained in the Notice and no further notice shall be required. If the breach is not cured within the 13 days following the delivery of the notice to the escrow agent, this Contract shall be canceled.

18.  Miscellaneous.

     (a) This Agreement may be amended only by written agreement signed by both Seller and Buyer, and all waivers must be in writing and signed by the waiving party. Time is of the essence. This Agreement will not be construed for or against a party whether or not that party has drafted this Agreement. If there is any action or proceeding between the parties relating to this Agreement the prevailing party will be entitled to recover attorney's fees and costs. This is an integrated agreement con taining all agreements of the parties about the Property and the other matters described, and it supersedes any other agreements or understandings. Exhibits attached to this Agreement are incorporated into this Agreement. Buyer has the right to assign this Agreement to another party without Seller's consent, but shall not be binding upon Seller until receipt of written notice thereof, and provided, further, that Buyer shall remain liable for the obligations of Buyer hereunder until the same are fulfilled or this Agreement is terminated according to the provisions hereof.

     (b) If escrow has not closed through no fault of Seller, by July 1, 1998, Seller may either, at its election, extend the closing date or exercise any remedy available to it by law, including termination of this Agreement.

     (c) All Funds to be deposited or paid by Buyer, after the First Payment will be good and clear funds in the form of cash, cashier's checks or wire transfers.

     (d) All notices from either of the parties hereto to the other shall be in writing and shall be considered to have been duly given or served if sent by first class certified mail, return receipt requested, postage prepaid, or by a nationally recognized courier service guaranteeing overnight delivery to the party at his or its address set forth below, or to such other address as such party may hereafter designate by written notice to the other party.



     If to Seller:
          Attention:  Robert P. Johnson
          AEI Real Estate Fund 86-A Limited Partnership
          AEI Real Estate Fund XVIII Limited Partnership
          1300 Minnesota World Trade Center
          30 E. 7th Street
          St. Paul, MN  55101

with copy to:
          Michael B. Daugherty
          Attorney at Law
          1300 Minnesota World Trade Center
          St. Paul, MN.  55101

          If  to Buyer:
          Unlimited Development, P.L.L.,
          ATTENTION: Mr. James Smyth
          C/O Smyth Automotive
          4275 Mount Carmel Tobassco Road
          Cincinnati, Ohio 45244


     with copy to:
          Mr. James Thompson
          Attorney at Law
          7434 Jager Court
          Cincinnati, Ohio   45230

19. Acceptance. When accepted, this offer will be a binding agreement for valid and sufficient consideration which will bind and benefit Buyer, Seller and their respective successors and assigns. Buyer is submitting this offer by signing a copy of this offer and delivering it to Seller and Escrowee (along with the First Payment to Escrowee. Seller has three (3) business days after receipt of the executed offer within which to accept this offer and to notify James W. Thompson, attorney for Buyer, as provided in subparagraph 18d by returning two executed copies of this Agreement. Upon receipt of the two executed copies, James W. Thompson will deposit the First Payment and one executed copy of the Agreement with the Escrow Agent.

      IN WITNESS WHEREOF, the Seller and Buyer have executed this Agreement effective as of the day and year above first written.




                                   BUYER:

Signed in the Presence of:         Unlimited  Development, P.L.L.


/s/ James W Thompson               By: /s/ James E Smyth
Print Name: James W Thompson       Print Name: James E Smyth

/s/ Angela D Ruby                  Office Held:  Gen Partner
Print Name: Angela D Ruby

                                   SELLER:

Signed in the Presence of:         AEI REAL ESTATE FUND XVIII LIMITED
                                   PARTNERSHIP, a Minnesota limited
                                   partnership.

                                   By: AEI Fund Management XVIII, Inc.,
                                   its corporate general partner

/s/ Brian K Schulz                 By: /s/ Robert P Johnson
Print Name: Brian K Schulz                 Robert  P.  Johnson,
                                           President

/s/ Sadie-jo D Hansen
Print Name: Sadie-jo D Hansen

Signed in the Presence of:         AEI REAL ESTATE FUND 86-A LIMITED
                                   PARTNERSHIP, a Minnesota limited
                                   partnership.

/s/ Brian K Schulz                 By: AEI Fund Management XVIII, Inc.,
                                   its corporate general partner

                                   By:/s/ Robert P Johnson
Print Name: Brian K Schulz                Robert  P.  Johnson,
                                          President

 /s/ Sadie-jo D Hansen
Print Name: /s/ Sadie-jo D Hansen






                              EXHIBIT "A"

                           LEGAL DESCRIPTION



     Being Lot Number Two (2) as the same is known and designated on the Record plan of Springboro Crossings, a subdivision of lands and lots as described in Plat Book "20", page 96 of the Warren County Plat Records.

      Together with a 45-foot-wide access utility and drainage easement across the southerly portion of the subject premises as shown in Plat Book "20", page 96 of the Warren County Plat
Records, and

     Together with perpetual and non-exclusive ingress and egress easement granted pursuant to Warranty Deed dated December 18, 1989 and recorded in Official Records 541, page 421 of the Warren
County Recorder.





                   FIRST AMENDMENT AND ADDENDUM TO
                    REAL ESTATE PURCHASE AGREEMENT

      This Amendment to the PURCHASE AGREEMENT ( "Agreement") is  made as  of the 14th day of July, 1998, by and between AEI REAL ESTATE FUND

XVIII  LIMITED  PARTNERSHIP, a Minnesota limited partnership  and  AEI

REAL   ESTATE  FUND  86-A  LIMITED  PARTNERSHIP,  a  Delaware  limited

partnership.,("SELLER"),  UNLIMITED  DEVELOPMENT,  P.L.L.,   AN   OHIO

GENERAL PARTNERSHIP HAVING LIMITED LIABILITY, ("BUYER").

      WHEREAS, SELLER AND BUYER entered into the  AGREEMENT on May 12,

1998;

      WHEREAS, BUYER gave notice of cancellation dated the 10th day of

June, 1998 pursuant to Section 6 of the Agreement; and

      WHEREAS,  SELLER and BUYER desire to proceed with the  Agreement upon the following amended terms and agreements.

      NOW, THEREFORE, in consideration of the premises, covenants  and mutual agreements contained herein, the parties agree as follows:

1. Section 3 of the AGREEMENT dated May 12th, 1998 is stricken in its entirety and the following is substituted therefor:

      "3.    Purchase Price. The purchase price for this  Property  is
$405,000."

2. Section 4 of the AGREEMENT dated May 12th, 1998 is stricken in its entirety and the following is substituted therefor:

      "4.   Terms. The purchase price for the Property will be paid by
Buyer as follows:

           (a) Upon receipt of an executed copy of this Agreement, Buyer will Deposit $10,000 (the "First Payment") with Escrowee Lawyer's Title of Cincinnati, Inc. The First Payment will be credited against the purchase price when and if escrow closes and the sale is completed, or otherwise disbursed pursuant to the terms of this Agreement.

        (b) Buyer will pay the balance of the purchase price for the Property, $395,000 in cash or good funds (the "Second Payment") at closing to the ("Escrowee") who shall close the transaction according to the terms hereof."

3. Section 5 of the AGREEMENT dated May 12th, 1998 is stricken in its entirety and the following is substituted therefor:

     1.   Closing Date.  Escrow shall close on or before July 21, 1998."

4. Closing Contingency. Buyer's obligation to close pursuant to this Agreement is contingent upon Seller delivering to Escrow Agent on or before Closing fully executed copies in recordable form of the "AGREEMENT FOR PARTIAL RELEASE OF DEED RESTRICTION" between Seller and The Standard Oil Company as previously supplied to Buyer's counsel on June 30, 1998. If Seller does not deliver said agreement copies to Escrow Agent as set forth herein, then this Amendment to Agreement shall be null, void and of no further effect and the parties shall be restored to their legal positions as if this FIRST AMENDMENT AND ADDENDUM TO REAL ESTATE PURCHASE AGREEMENT had not been entered into.

5. Expiration of Offer. The date of this Agreement represents the date of execution by BUYER. If SELLER does not simultaneously execute this Agreement, then this Agreement shall be deemed an Offer to Amend. In such an event, SELLER shall have forty eight (48) hours to return a fully executed copy of this Agreement to BUYER'S Counsel, James W. Thompson, 7434 Jager Court, Cincinnati, Ohio 45230 as provided in subparagraph 18d of the AGREEMENT. If SELLER shall fail to deliver a fully executed copy of this FIRST AMENDMENT AND ADDENDUM TO REAL ESTATE PURCHASE AGREEMENT to BUYER'S Counsel within said period of time, then this Agreement shall become null, void and of no further force and effect.

   In all other respects, the Agreement is hereby ratified and confirmed and it is the intent of the parties to continue the Agreement, as modified by this Amendment, in full force and effect.

   IN  WITNESS  WHEREOF,  BUYER and SELLER have  executed  this  First
Amendment and Addendum to the Agreement as of the date first above written.
                                  BUYER:

Signed in the Presence of:        Unlimited Development, P.L.L.

/s/ Lynette Smithson              By:  /s/ James E Smyth
Print Name: Lynette Smithson      Print Name: James E Smyth


/s/ David E Rich                  Office Held:  Partner
Print Name: David E Rich
                                  SELLER:

Signed in the Presence of:        AEI REAL ESTATE FUND XVIII LIMITED
                                  PARTNERSHIP,  a  Minnesota limited
                                  partnership.

                                  By: AEI Fund Management XVIII, Inc.,
                                  its corporate general partner

/s/ Brian K Schulz                By: /s/ Robert P Johnson
Print Name:  Brian K Schulz               Robert P. Johnson, President

 /s/ Sadie-jo D Hansen
Print Name: Sadie-jo D Hansen

Signed in the Presence of:        AEI REAL ESTATE FUND 86-A LIMITED
                                  PARTNERSHIP,   a  Delaware   limited
                                  partnership.

                                  By: AEI Fund Management 86-A, Inc.,
                                  its corporate general partner

/s/ Brian K Schulz                By: /s/ Robert P Johnson
Print Name:  Brian K Schulz               Robert P. Johnson, President

/s/ Sadie-jo D Hansen
Print Name:Sadie-jo D Hansen